Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

SPECIAL MEETING OF STOCKHOLDERS , 2021 This Proxy is Solicited On Behalf Of The Board Of Directors
Vote Your Proxy by mail: Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Please mark your votes like this	x

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲ THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5A, 5B, 6, 7, 8 AND 9.

	FOR	AGAINST	ABSTAIN
Proposal 1—UpHealth Business Combination Proposal	☐	☐	☐
To approve and adopt the UpHealth Business Combination Agreement, dated as of November 20, 2020 (as it may be amended and/or restated from time to time, the “UpHealth Business Combination Agreement”) by and among the Company, its wholly owned subsidiary, UpHealth Merger Sub (“UpHealth Merger Sub”), and UpHealth Holdings, Inc. (“UpHealth”), a copy of which is attached to this proxy statement/prospectus as Annex A, and approve the transactions contemplated thereby (the “UpHealth Business Combination”), including the merger of UpHealth Merger Sub with and into UpHealth, with UpHealth surviving the merger, and the issuance of Common Stock to UpHealth equity holders as merger consideration.
	FOR	AGAINST	ABSTAIN
Proposal 2—Cloudbreak Business Combination Proposal	☐	☐	☐
To approve and adopt the Cloudbreak Business Combination Agreement, dated as of November 20, 2020 (as it may be amended and/or restated from time to time, the “Cloudbreak Business Combination Agreement” and, together with the UpHealth Business Combination Agreement, the “Business Combination Agreements”) by and among the Company, its wholly owned subsidiary, Cloudbreak Merger Sub (“Cloudbreak Merger Sub”), and Cloudbreak Health, LLC (“Cloudbreak”), a copy of which is attached to this proxy statement/prospectus as Annex B, and approve the transactions contemplated thereby (the “Cloudbreak Business Combination” and, together with the UpHealth Business Combination, the “Business Combinations”), including the merger of Cloudbreak Merger Sub with and into Cloudbreak, with Cloudbreak surviving the merger, and the issuance of Common Stock to Cloudbreak equity holders as merger consideration.
	FOR	AGAINST	ABSTAIN
Proposal 3—The NYSE Stock Issuance Proposal	☐	☐	☐
To approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of more than 20% of the Company’s outstanding Common Stock in connection with the Business Combinations, and the transactions contemplated by the PIPE Subscription Agreements and the Convertible Note Subscription Agreements, including up to 110,000,000 shares of Common Stock to UpHealth and Cloudbreak equity holders, 3,000,000 shares of Common Stock to the PIPE Investor and 22,173,913 shares of our Common Stock upon conversion of the convertible notes.
	FOR	AGAINST	ABSTAIN
Proposal 4—Classification of the Board of Directors Proposal	☐	☐	☐
To consider and vote upon a proposal to amend the Company’s current amended and restated certificate of incorporation, as amended (the “Charter”) to provide for the classification of our board of directors into three classes of directors with staggered three-year terms of office and to make certain related changes.
Proposal 5A— Approval of Additional Amendments to Current Certificate of Incorporation in Connection with the Business Combinations Proposal	FOR	AGAINST	ABSTAIN
To consider and vote upon a proposal to amend the Company’s current amended and restated certificate of incorporation to provide for certain additional changes, including but not limited to changing the Company’s name from “GigCapital2, Inc.” to “UpHealth, Inc.” and eliminating certain provisions specific to our status as a blank check company.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
Proposal 5B—Authorization of Exclusive Forum Provisions Proposal	☐	☐	☐
To authorize the adoption of Delaware as the exclusive forum for certain stockholder litigation.
	FOR	AGAINST	ABSTAIN
Proposal 6—Incentive Plan Proposal	☐	☐	☐
To approve the GigCapital2, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan.
	FOR	AGAINST	ABSTAIN
Proposal 7—Election of Directors Proposal	☐	☐	☐
To elect, effective at Closing, nine directors to serve staggered terms on our board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified.
	FOR	AGAINST	ABSTAIN
Proposal 8—Adjournment Proposal	☐	☐	☐
To approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the UpHealth Business Combination Proposal, the Cloudbreak Business Combination Proposal, the NYSE Stock Issuance Proposal, the Charter Amendment Proposals, the Incentive Plan Proposal or the Election of Directors Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the UpHealth Business Combination Proposal, the Cloudbreak Business Combination Proposal, the NYSE Stock Issuance Proposal, the Charter Amendment Proposals, the Incentive Plan Proposal or the Election of Directors Proposal.

CONTROL NUMBER

Signature __________________________________Signature, if held jointly______________________________ Date , 2021.
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to be held on                 , 2021:

This notice of meeting, and the accompanying proxy statement

are available at [            ]

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

GIGCAPITAL2, INC.

1731 Embarcadero Road, Suite 200

Palo Alto, CA 94303

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

                , 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying Proxy Statement, dated                 , 2021, in connection with the Special Meeting to be held on                 , 2021 at [10:00] [a][p].m., local time, via webcast at http://[•], and hereby appoints Dr. Avi S. Katz and                 , and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Common Stock, of GigCapital2, Inc. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5A, 5B, 6, 7, 8 AND 9.

(Continued and to be marked, dated and signed, on the other side)